CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (the “Agreement”) is entered into on January 12, 2008, by and between American Scientific Resources, Inc. (“ASFX”) having its principal office located at 83 South Putt Corners Road, New Paltz, NY 12561, and Teresa McWilliams (“Consultant”), having its principal address 9642 Ridgecrest Court, Davie, FL 33328

WHEREAS, ASFX and have been in discussions and negotiations in connection with Consultant’s activities in providing advisory services to ASFX; and

WHEREAS, ASFX and Consultant have agreed on the scope of the advisory services Consultant shall render to ASFX and the compensation that ASFX shall pay to the Consultant for such services and both parties desires to set forth in this Agreement all the terms and provisions that shall govern their business relationship.

NOW THEREFORE, in consideration of the mutual promises made by the parties to each other, it is agreed as follows:

1.
Appointment. ASFX hereby appoints consultant to serve an independent Consultant to ASFX for the services described below for as long as this Agreement is in full force and effect, and Consultant hereby accepts such appointment.

2.	Scope of Services. ASFX and Consultant agree that ASFX has retained Consultant to render ASFX the following services:

A.
Accounting, Bookkeeping and Financial support services as described in “Attachment A – Scope of Services”, attached hereto and incorporated by reference, for calendar year beginning January 1, 2007 and thereafter.

The foregoing a hereinafter generally referred to as “services.”

3.
Compensation. In consideration for Consultant’s services, ASFX will compensate consultant in accordance with “Attachment B – Pricing Rates” attached hereto and incorporated by reference.   Consultant will submit invoices to ASFX on the first and fifteenth day of each calendar month.  Invoices are due upon receipt.

4.
Term and Termination. Subject to earlier termination, the term of this agreement shall begin on the date hereof and will continue in effect for a period of one year and renewable annually, thereafter (the “Term”). Either party may terminate this Agreement upon thirty days prior written notice.

5.
Independent Contractor Status. Consultant agrees that they are an independent contractor and is not an employee of ASFX and Consultant will not hold themselves out as such or as an agent or employee. Consultant has no authority or responsibility to enter into any contracts on behalf of ASFX.

6.
Confidential Information/Trade Secrets. During the course of the performance of the services, Consultant may have access to, have disclosed to them, or otherwise obtain information which ASFX identifies in writing or through labeling as being of a confidential and/or a proprietary nature to it (the “Confidential Information”). Consultant shall use such Confidential Information solely in performance of their obligation under this Agreement and shall not disclose or divulge it to, or use for the benefit of, any third parties without ASFX’s written consent. Information shall not be deemed as confidential if such information is i) already known to Consultant free of any restrictions at the same time it is obtained, ii) subsequently learned from an independent third party free of any restriction; or iii) available publicly.

7.
Publicity. Consultant will not represent its business relationship with ASFX or this Agreement to any persons or entities, publicity or privately in any term or to any extent, except as is described in Section 2 of this Agreement. Any press release or the public disclosure of this Agreement or of the business relationship between Consultant and ASFX must be approved in advance thereof by both Consultant and ASFX in writing. Neither party shall use the other’s name, logo, trademarks, or service marks in any advertising, publicity releases, or any other materials without that party’s prior written approval.

8.
Best Efforts. ASFX understands that Consultant shall utilize his/her best efforts in providing the Services set forth in Section 2. ASFX fully understands that Consultant does not and cannot promise that any specific result will be achieved through engagement of Consultant. Furthermore, ASFX understands that Consultant will never attempt to improperly influence any governmental or corporate official or entity or otherwise seek to accomplish any improper goal on behalf of ASFX.

9.
Dispute Resolution. The parties agree that any and all disputes rising out of or relating to this Agreement shall be determined exclusively by confidential, final and binding arbitration in New York City in accordance with the American Arbitration Association, except that ASFX and Consultant shall retain the right to seek injunctive and equitable relief for any actual or threatened breach of Sections 6 and 7 of this Agreement in any state, federal or international court of competent jurisdiction. Without limitation of the foregoing, each party acknowledges that it is hereby waiving any right to have such dispute resolved by jury trial.

10.	Contents of Agreement: Amendments.
No Amendments or modifications shall be binding upon either party unless made in writing and signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first written above.

Teresa McWilliams (CONSULTANT)		American Scientific Resources, Inc. (ASFX)

BY:	/s/ Teresa McWilliams	BY:	/s/ Christopher Tirotta
Name:	Teresa McWilliams	Name:	Christopher Tirotta, MD, MBA
Title:	Consultant	Title:	CEO/Chairman

Attachment A
Scope of Services

A.
General Services - Consultant will provide accounting, bookkeeping, and financial support services to ASFX and its subsidiaries with regard to day-to-day business operations in accordance with generally accepted industry standards.

B.	Month/Quarterly Financials - Consultant will provide ASFX with month-end and/or quarter-end closing of financial accounting books and records, including but not limited to:
1.	General Ledger (GL) accounts analysis/reconciliation.
2.	Reconcile current inventory and oversee maintenance of accurate inventory reporting.
3.	Prepare and/or review bank reconciliations.
4.	Maintain spreadsheet of investment activities.
5.	Prepare FAS123R calculations for stock based compensation.
6.	Journal Entries (JE).
7.	Research and analyze U.S. GAAP standards, rules, and guidance when necessary to assure ASFX’s compliance.
8.	Prepare financial statements (Consolidated Balance Sheets (BS), Income Statements (IS) and Cash Flows (CF)) in accordance with U.S. GAAP.
9.	Quarterly flux analysis.
10.	Prepare and provide all supporting schedules of accounts as required by external financial auditors.
11.	Provide other documents and items as required by external financial auditors.
12.	Act as liaison with ASFX’s external financial audit firm(s) to facilitate quarterly financial reviews.
13.	Record any post financial audit adjustments as appropriate.

C.	Year End Financials - Consultant will provide ASFX with year-end closing of financial accounting books and records, including but not limited to:
1.	Prepare year-end financial statements (Consolidated BS, IS and Cash flows including full footnote disclosure, in accordance with U.S. GAAP)
2.	Prepare and provide all supporting schedules of accounts for year-end financial audit(s)
3.	Provide other documents and items as required by external auditors to complete the year-end financial audit(s).
4.	Act as liaison with external audit firm to facilitate the annual financial audit.
5.	Provide guidance and assistance to the executive team with regard to the issuance of 1099’s, etc.

D.	Securities and Exchange (SEC) Reports – Consultant will prepare of SEC reports such as 10-Q and 10-K

E.	Deliverables - Consultant will deliver to ASFX the following items;

1.	Quarterly Consolidated Financial statements which include:
A. Balance Sheets (BS),
B.  Income Statements (IS)
C. Statements of Cash Flow (CF))
2.	Quarterly flux analysis.
3.	All supporting schedules of accounts as required by external financial auditors.
4.	Provide other documents and items as required by external financial auditors.
5.	Record any post financial audit adjustments as appropriate.
6.	Consolidated Year-end financial statements
A. Balance Sheets (BS),
B.  Income Statements (IS)
C.  Statements of Cash Flow including full footnote disclosure
7.	Provide all year end supporting schedules of accounts for year-end financial audit(s)
8.	Provide other year end documents and items as required by external auditors to complete the year-end financial audit(s).

Attachment B

Pricing Rates

A.	General

1.	Pricing and hourly rates for Consultant are for the Scope of Services as stipulated in Attachment A and shall be incorporated thereto.

2.	Consultant reserves the right to re-price rates for additional work as may be requested by ASFX that is outside of the work specified in the Scope of Services contained within Attachment A.

B.	Rates

1.	Consultant’s hourly rate (“Rate”) shall be one hundred fifteen dollars ($95.00) per hour for each hour of service rendered.

2.	Partial hours shall be billed in increments of at least one quarter hours (.25 hours).

3.
Consultant may adjust the Rate for the use of subcontractors as may be required from time to time by ASFX. Consultant and ASFX will agree to the fee prior to engaging outside subcontractors if the rate exceeds the Rate of consultant.

C.	Invoicing

Consultant shall submit invoices to ASFX on the first and fifteenth day of each calendar month for which payment is due upon receipt.